Exhibit 99.1

      Service Corporation International Announces Share Repurchase Program

    HOUSTON, Aug. 16 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SRV) (SCI), the world's largest funeral and cemetery company, today announced a share repurchase program authorizing the investment of up to $100 million to repurchase its common stock. The Company plans, subject to market conditions and normal trading restrictions, to make purchases from time to time in the open market or through privately negotiated transactions.

    Cautionary Statement on Forward-Looking Statements
    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors that could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing stock.
    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be found on our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

   Service Corporation International (NYSE: SRV), headquartered in Houston, Texas, is the leading provider of funeral and cemetery services in the world. We have an extensive network of businesses including 1,212 funeral service locations and 402 cemeteries in North America as of June 30, 2004. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:
     Investors:  Debbie Young -- Director of Investor Relations
     (713) 525-9088
     Media:  Terry Hemeyer -- Managing Director / Corporate Communications
     (713) 525-5497

SOURCE  Service Corporation International
    -0-                             08/16/2004
    /CONTACT: Investors, Debbie Young, Director of Investor Relations, +1-713-525-9088; or Media, Terry Hemeyer, Managing Director of Corporate Communications, +1-713-525-5497, both for Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO:  Service Corporation International
ST:  Texas
IN:
SU: